NEWS RELEASE
FOR IMMEDIATE RELEASE

PolyOne Announces Fourth Quarter and Full Year 2016 Results

Full Year Results

•	GAAP EPS of $1.95 increased from $1.63 in the prior year

•	Adjusted EPS increased 9% to $2.13 from $1.96, representing the 7th consecutive year of adjusted EPS growth

•	Record operating income in Specialty Engineered Materials, Performance Products & Solutions and Distribution

•	Repurchased 3.0 million shares and increased annual dividend for sixth consecutive year, while continuing to invest in innovation and commercial resources

Fourth Quarter Results and Recent Acquisitions

•	GAAP EPS increased to $0.40 from $0.04 per share in the prior year fourth quarter

•
Adjusted EPS of $0.38 declined from $0.39 in the prior year fourth quarter due primarily to weaker results within Designed Structures & Solutions, unfavorable foreign exchange and reduced demand for energy, agricultural and heavy truck applications

•	Completed acquisitions of Comptek and SilCoTec, expanding solutions portfolio of highly innovative specialty colorants and additives

CLEVELAND - January 27, 2017 - PolyOne Corporation (NYSE: POL) today reported its fourth quarter and full year results for 2016. GAAP earnings per share in the fourth quarter of 2016 increased to $0.40 from $0.04 in the fourth quarter of 2015. Adjusted earnings per share was $0.38 compared to $0.39 in the prior year fourth quarter. Special items for the fourth quarter of 2016, which primarily included a mark-to-market pension adjustment and restructuring charges, resulted in a net after-tax gain of $2.2 million, or $0.02 per share (see Attachment 1). Special items in the prior year quarter, the largest of which were debt extinguishment costs, resulted in a net after-tax charge of $30.4 million, or $0.35 per share.

Full year 2016 GAAP earnings per share increased to $1.95 in 2016, compared to $1.63 in 2015. Adjusted earnings per share in 2016 increased to $2.13, a 9% increase from $1.96 in 2015.

“I’m pleased we delivered our 7th consecutive year of adjusted earnings per share expansion,” said Robert M. Patterson, chairman, president, and chief executive officer, PolyOne Corporation. “Our Specialty Engineered Materials, Performance Products & Solutions (PP&S) and Distribution (POD) segments all delivered record operating income, helping us to overcome a number of macro-economic challenges and weaker performance in Designed Structures & Solutions (DSS).”

“As we discussed on our last earnings call, we anticipated a small reduction in adjusted EPS in the fourth quarter attributable to a number of factors but primarily due to weaker results in DSS and lower demand for oil and gas related applications,” Mr. Patterson added. “Looking ahead, I am encouraged by our prospects for the future as we have continued to invest in commercial resources and innovation as well as completed exciting new acquisitions that will accelerate our growth.”

In 2016, the company increased its commercial resources by 6%, which was incremental to the 10% expansion of sales associates in 2015. These associates led to a near-immediate impact in POD and PP&S where sales cycles are the shortest within the company, and both segments reported record operating income for the full year 2016. The company expects the additional sales, marketing and technology investments to begin contributing more meaningfully to its longer sales cycle businesses in 2017 and 2018.

The company’s vitality index, which reflects the percentage of revenue from specialty products introduced in the last five years, remained world class at 42%. Notable new product advancements include ColorMatrixTM liquid fiber colorants that improve production efficiency and speed to market for textile applications, WithStandTM antimicrobial additives that help prevent surface bacteria, and Gravi-TechTM high-density polymers that elevate the texture, feel and aesthetics of luxury packaging.

Important new technologies have also been added through strategic acquisitions. In the last 14 months, the company has completed five specialty acquisitions: Magenta, Kraton’s TPE Assets, Gordon Holdings (Gordon Composites and Polystrand), Comptek and SilCoTec. These include new thermoset and thermoplastic composites, which represent the next frontier in lightweighting technology, thermoplastic elastomer adhesives and protective films. Most recently, the company purchased Comptek and SilCoTec, both small, privately owned and innovative providers of colorants, additives and formulations for niche applications in healthcare and aerospace.

“Our M&A and commercial investments are made possible by the substantial cash flow generation capability of the company,” said Bradley C. Richardson, executive vice president and chief financial officer, PolyOne Corporation. “In addition to the new hires made during the year, we invested $55 million in research and development and $164 million in acquisitions. We also repurchased 3.0 million shares and paid out $40 million in dividends.”

“We did all of this, while our net debt to adjusted EBITDA ratio remains modest at 2.5x,” added Mr. Richardson. “In addition, we ended the year with over $600 million in liquidity providing us significant financial capacity to continue to invest in organic initiatives, pursue future acquisitions and deliver cash to shareholders.”

Mr. Patterson said, “2016 was a challenging year in many respects, yet we found a way to expand adjusted EPS for the 7th year in a row, and most importantly, invest for the future. While work remains to improve and grow our DSS segment, our businesses are well positioned for growth, and we are focused on achieving our 2020 Platinum Vision. I am confident we will continue to provide our customers innovative solutions and world class service in support of their success and our growth in 2017 and beyond.”

Conference Call
As previously announced, the company will conduct a conference call to discuss its financial results for the fourth quarter and full year at 9:00 a.m. Eastern Time on Friday, January 27, 2017. To participate in the conference call, dial 1-844-835-7433 (domestic) or 1-914-495-8589 (international) and provide conference ID number 86775774. A simultaneous webcast of the call will be accessible via the company’s website at www.polyone.com/investor.

A recording of the call will also be available for one week, beginning at 12:00 p.m. Eastern Time on January 27, 2017. To listen to this recording, dial 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and enter conference ID number 86775774.

About PolyOne
PolyOne Corporation, with 2016 revenues of $3.3 billion, is a premier provider of specialized polymer materials, services and solutions. The company is dedicated to serving customers in diverse industries around the globe, by creating value through collaboration, innovation and an unwavering commitment to excellence.  Guided by its Core Values, Sustainability Promise and No Surprises PledgeSM, PolyOne is committed to its customers, employees, communities and shareholders through ethical, sustainable and fiscally responsible principles. For more information, visit www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news.

# # #

Investor Relations Contact:
Eric R. Swanson
Director, Investor Relations
PolyOne Corporation
+1 440-930-1018
eric.swanson@polyone.com

Media Contact:
Kyle G. Rose
Vice President, Corporate Communications
PolyOne Corporation
+1 440-930-3162
kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: our ability to realize anticipated savings and operational benefits from the realignment of assets, including the closure of manufacturing facilities; the timing of closings and shifts of production to new facilities related to asset realignments and any unforeseen loss of customers and/or disruptions of service or quality caused by such closings and/or production shifts; separation and severance amounts that differ from original estimates; amounts for non-cash charges related to asset write-offs and accelerated depreciation realignments of property, plant and equipment, that differ from original estimates; our ability to identify and evaluate acquisition targets and consummate acquisitions; the ability to successfully integrate acquired businesses into our operations, such as Comptek, SilCoTec, Gordon Composites and Polystrand, including whether such businesses will be accretive, retain the management teams of acquired businesses, and retain relationships with customers of acquired businesses; disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks; changes in polymer consumption growth rates and laws and regulations regarding the disposal of plastic in jurisdictions where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1
PolyOne Corporation
Summary of Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Sales	$787.7	$775.8	$3,339.8	$3,377.6
Operating income	57.9	31.3	281.9	250.9
Net income attributable to PolyOne shareholders	33.8	3.1	165.2	144.6
Basic earnings per share attributable to PolyOne shareholders	$0.41	$0.04	$1.97	$1.65
Diluted earnings per share attributable to PolyOne shareholders	$0.40	$0.04	$1.95	$1.63

Senior management uses comparisons of adjusted net income attributable to PolyOne shareholders and diluted adjusted earnings per share (EPS) attributable to PolyOne shareholders, excluding special items, to assess performance and facilitate comparability of results. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended December 31, 2016		Three Months Ended December 31, 2015
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income attributable to PolyOne shareholders	$33.8	$0.40	$3.1	$0.04
Special items, after tax (Attachment 3)	(2.2)	(0.02)	30.4	0.35
Adjusted net income / EPS - excluding special items	$31.6	$0.38	$33.5	$0.39

	Year Ended		Year Ended
	December 31, 2016		December 31, 2015
Reconciliation to Condensed Consolidated Statements of Income	$	EPS	$	EPS

Net income attributable to PolyOne shareholders	$165.2	$1.95	$144.6	$1.63
Special items, after tax (Attachment 3)	14.8	0.18	28.9	0.33
Adjusted net income / EPS - excluding special items	$180.0	$2.13	$173.5	$1.96

Attachment 2
PolyOne Corporation
Condensed Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015

Sales	$787.7	$775.8	$3,339.8	$3,377.6
Cost of sales	632.4	618.9	2,633.6	2,696.1
Gross margin	155.3	156.9	706.2	681.5
Selling and administrative expense	97.4	125.6	424.3	430.6
Operating income	57.9	31.3	281.9	250.9
Interest expense, net	(15.5)	(15.6)	(59.8)	(64.1)
Debt extinguishment costs	—	(16.4)	(0.4)	(16.4)
Other income (expense), net	0.4	0.3	0.6	(2.7)
Income (loss), before income taxes	42.8	(0.4)	222.3	167.7
Income tax (expense) benefit	(9.1)	3.4	(57.3)	(23.0)
Net income	33.7	3.0	165.0	144.7
Net loss (income) attributable to noncontrolling interests	0.1	0.1	0.2	(0.1)
Net income attributable to PolyOne common shareholders	$33.8	$3.1	$165.2	$144.6

Earnings per common share attributable to PolyOne common shareholders - Basic:	$0.41	$0.04	$1.97	$1.65
Earnings per common share attributable to PolyOne common shareholders - Diluted:	$0.40	$0.04	$1.95	1.63

Cash dividends declared per share of common stock	$0.135	$0.120	$0.495	$0.420

Weighted-average shares used to compute earnings per common share:
Basic	83.1	85.8	83.9	87.8
Diluted	83.7	86.6	84.6	88.7

Attachment 3
PolyOne Corporation
Summary of Special Items (Unaudited)
(In millions, except per share data)

Special items (1)	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cost of sales:
Restructuring costs	$(1.3)	$(8.1)	$(6.5)	$(32.9)
Environmental remediation costs	(2.2)	(1.5)	(8.3)	(9.3)
Reimbursement of previously incurred environmental costs	0.8	0.9	6.1	3.5
Pension & other post-retirement benefits - mark-to-market adjustment	0.3	(1.0)	0.3	(1.0)
Acquisition related costs	(0.3)	—	(6.8)	—
Impact on cost of sales	(2.7)	(9.7)	(15.2)	(39.7)

Selling and administrative expense:
Employee separation, restructuring and legal costs	(3.7)	(9.9)	(26.0)	(17.5)
Pension & other post-retirement benefits - mark-to-market adjustment	8.1	(10.6)	8.1	(10.6)
Acquisition related costs	(0.8)	(1.2)	(2.2)	(3.5)
Impact on selling and administrative expense	3.6	(21.7)	(20.1)	(31.6)

Impact on operating income	0.9	(31.4)	(35.3)	(71.3)

Debt extinguishment costs	—	(16.4)	(0.4)	(16.4)
Other income, net	0.1	—	0.2	0.1
Impact on income (loss) before income taxes	1.0	(47.8)	(35.5)	(87.6)
Income tax (expense) benefit on above special items	(0.7)	17.6	12.5	31.3
Tax adjustments (2)	1.9	(0.2)	8.2	27.4
Impact of special items on net income attributable to PolyOne Shareholders	$2.2	$(30.4)	$(14.8)	$(28.9)

Diluted adjusted earnings per common share impact	$0.02	$(0.35)	$(0.18)	$(0.33)

Weighted average shares used to compute adjusted earnings per share:
Diluted	83.7	86.6	84.6	88.7

(1) Special items include charges related to specific strategic initiatives or financial restructuring such as: consolidation of operations; debt extinguishment costs; costs incurred directly in relation to acquisitions or divestitures; employee separation costs resulting from personnel reduction programs, plant realignment costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other post-retirement benefit plans; environmental remediation costs, fines, penalties and related insurance recoveries related to facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in accounting principles or other such laws or provisions affecting reported results.

(2) Tax adjustments include the net tax expense/benefit from one-time income tax items, the set-up or reversal of uncertain tax position reserves and deferred income tax valuation allowance adjustments.

Attachment 4
PolyOne Corporation
Condensed Consolidated Balance Sheets
(In millions)

	Year Ended December 31, 2016	Year Ended December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$226.7	$279.8
Accounts receivable, net	363.7	347.0
Inventories, net	312.4	287.0
Other current assets	46.7	47.0
Total current assets	949.5	960.8
Property, net	607.7	583.5
Goodwill	676.7	597.7
Intangible assets, net	364.2	344.6
Other non-current assets	125.2	108.5
Total assets	$2,723.3	$2,595.1

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term and current portion of long-term debt	$18.5	$18.6
Accounts payable	361.5	351.6
Accrued expenses and other liabilities	129.6	127.9
Total current liabilities	509.6	498.1
Non-current liabilities:
Long-term debt	1,239.8	1,128.0
Pension and other post-retirement benefits	63.1	77.5
Other non-current liabilities	185.3	186.3
Total non-current liabilities	1,488.2	1,391.8
Shareholders’ equity:
PolyOne shareholders’ equity	724.7	704.2
Noncontrolling interests	0.8	1.0
Total equity	725.5	705.2
Total liabilities and shareholders’ equity	$2,723.3	$2,595.1

Attachment 5

PolyOne Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Year Ended December 31,
	2016	2015
Operating activities
Net income	$165.0	$144.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	100.5	98.1
Accelerated depreciation and fixed asset charges associated with restructuring activities	5.4	17.6
Debt extinguishment costs	0.4	16.4
Share-based compensation expense	8.4	9.1
Changes in assets and liabilities, net of the effect of acquisitions:
(Increase) decrease in accounts receivable	(17.6)	42.6
Decrease in inventories	0.8	21.4
Increase (decrease) in accounts payable	12.4	(8.3)
Decrease in pension and other post-retirement benefits	(43.2)	(24.6)
Decrease in accrued expenses and other assets and liabilities - net	(10.8)	(89.8)
Net cash provided by operating activities	221.3	227.2

Investing activities
Capital expenditures	(84.2)	(91.2)
Business acquisitions, net of cash acquired	(164.2)	(18.3)
Sale of and proceeds from other assets	13.0	3.0
Net cash used by investing activities	(235.4)	(106.5)

Financing activities
Repayment of long-term debt	(6.0)	(365.3)
Premium on early extinguishment of long-term debt	—	(13.4)
Net proceeds from long-term debt	100.0	547.3
Debt financing costs	(2.0)	(6.0)
Borrowings under credit facilities	1,031.9	891.3
Repayments under credit facilities	(1,032.7)	(936.8)
Purchase of common shares for treasury	(86.2)	(156.1)
Exercise of share awards	1.2	4.3
Cash dividends paid	(40.2)	(35.7)
Net cash used by financing activities	(34.0)	(70.4)
Effect of exchange rate changes on cash	(5.0)	(9.1)
(Decrease) increase in cash and cash equivalents	(53.1)	41.2
Cash and cash equivalents at beginning of year	279.8	238.6
Cash and cash equivalents at end of year	$226.7	$279.8

Attachment 6
PolyOne Corporation
Segment Results (Unaudited)
(In millions)

Operating income at the segment level does not include: special items as defined in Attachment 3; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Sales:
Color, Additives and Inks	$184.7	$184.9	$797.7	$810.7
Specialty Engineered Materials	135.3	125.2	565.8	542.8
Designed Structures and Solutions	92.9	110.4	401.7	453.5
Specialty Platform	412.9	420.5	1,765.2	1,807.0
Performance Products and Solutions	158.2	152.7	668.5	694.1
PolyOne Distribution	254.8	242.1	1,071.0	1,034.1
Corporate and eliminations	(38.2)	(39.5)	(164.9)	(157.6)
Sales	$787.7	$775.8	$3,339.8	$3,377.6

Gross margin:
Color, Additives and Inks	$62.8	$67.0	$286.1	$293.8
Specialty Engineered Materials	38.6	37.3	167.5	161.0
Designed Structures and Solutions	4.0	12.2	34.0	55.4
Specialty Platform	105.4	116.5	487.6	510.2
Performance Products and Solutions	26.6	24.8	121.2	101.9
PolyOne Distribution	27.3	27.2	117.1	114.6
Corporate and eliminations	(4.0)	(11.6)	(19.7)	(45.2)
Gross margin	$155.3	$156.9	$706.2	$681.5

Selling and administrative expense:
Color, Additives and Inks	$39.8	$39.5	$158.6	$158.4
Specialty Engineered Materials	22.8	20.9	86.4	81.4
Designed Structures and Solutions	8.7	10.4	37.8	41.6
Specialty Platform	71.3	70.8	282.8	281.4
Performance Products and Solutions	11.2	11.3	46.8	44.5
PolyOne Distribution	12.6	11.6	48.9	46.6
Corporate and eliminations	2.3	31.9	45.8	58.1
Selling and administrative expense	$97.4	$125.6	$424.3	$430.6

Operating income:
Color, Additives and Inks	$23.0	$27.5	$127.5	$135.4
Specialty Engineered Materials	15.8	16.4	81.1	79.6
Designed Structures and Solutions	(4.7)	1.8	(3.8)	13.8
Specialty Platform	34.1	45.7	204.8	228.8
Performance Products and Solutions	15.4	13.5	74.4	57.4
PolyOne Distribution	14.7	15.6	68.2	68.0
Corporate and eliminations	(6.3)	(43.5)	(65.5)	(103.3)
Operating income	$57.9	$31.3	$281.9	$250.9

The Specialty Platform consists of our three specialty segments: Color, Additives and Inks; Specialty Engineered Materials; and Designed Structures and Solutions. We present Specialty Platform sales, gross margin, selling and administrative expense, and operating income because management believes that this is useful information to investors by highlighting our collective progress in advancing our specialization strategy.

Attachment 7

PolyOne Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and how it may serve as a basis for future performance. In addition, operating income before the effect of special items is a component of PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management believes these measures are useful to investors because they allow for comparison to PolyOne's performance in prior periods without the effect of items that, by their nature, tend to obscure PolyOne's operating results due to the potential variability across periods based on timing, frequency and magnitude. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation to Consolidated Statements of Income	2016	2015	2016	2015

Sales	$787.7	$775.8	$3,339.8	$3,377.6

Gross margin - GAAP	155.3	156.9	706.2	681.5
Special items in gross margin (Attachment 3)	2.7	9.7	15.2	39.7
Gross margin before special items	$158.0	$166.6	$721.4	$721.2

Gross margin, before special items, as a percent of sales	20.1%	21.5%	21.6%	21.4%

Operating income - GAAP	57.9	31.3	281.9	250.9
Special items in operating income (Attachment 3)	(0.9)	31.4	35.3	71.3
Operating income adjusted	$57.0	$62.7	$317.2	$322.2

Operating income, before special items, as a percent of sales	7.2%	8.1%	9.5%	9.5%

The tables below reconcile pre-special income tax expense and the pre-special effective tax rate to their most comparable US GAAP figures.

	Three Months Ended			Three Months Ended
	December 31, 2016			December 31, 2015
	GAAP Results	Special Items	Pre-special Results	GAAP Results	Special Items	Pre-special Results

Income (loss) before income taxes	$42.8	$(1.0)	$41.8	$(0.4)	$47.8	$47.4

Income tax (expense) benefit - GAAP	(9.1)	—	(9.1)	3.4	—	3.4
Income tax impact of special items (Attachment 3)	—	0.7	0.7	—	(17.6)	(17.6)
Tax adjustments (Attachment 3)	—	(1.9)	(1.9)	—	0.2	0.2
Income tax (expense) benefit	$(9.1)	$(1.2)	$(10.3)	$3.4	$(17.4)	$(14.0)

Effective Tax Rate	21.3%		24.6%	nm		29.5%
nm - not meaningful

	Year Ended			Year Ended
	December 31, 2016			December 31, 2015
	GAAP Results	Special Items	Pre-special Results	GAAP Results	Special Items	Pre-special Results

Income before income taxes	$222.3	$35.5	$257.8	$167.7	$87.6	$255.3

Income tax expense - GAAP	(57.3)	—	(57.3)	(23.0)	—	(23.0)
Income tax impact of special items (Attachment 3)	—	(12.5)	(12.5)	—	(31.3)	(31.3)
Tax adjustments (Attachment 3)	—	(8.2)	(8.2)	—	(27.4)	(27.4)
Income tax expense	$(57.3)	$(20.7)	$(78.0)	$(23.0)	$(58.7)	$(81.7)

Effective Tax Rate	25.8%		30.3%	13.7%		32.0%
Liquidity is calculated as follows:

(In millions)	As of December 31, 2016
Cash and cash equivalents	$226.7
Revolving credit availability	386.2
Liquidity	$612.9
Senior management has defined Adjusted EBITDA as net income, prepared in accordance with GAAP, adjusted for interest, taxes, depreciation, amortization and special items. Adjusted EBITDA is a non-GAAP financial measurement used by management to enhance the understanding of our operating results. We provide Adjusted EBITDA because we believe that investors and securities analysts will find Adjusted EBITDA to be a useful measure for evaluating our operating performance. Adjusted EBITDA should not be considered as an alternative to net income as a measure of operating results in accordance with GAAP. Below is a reconciliation of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP. See Attachment 3 for a definition and summary of special items.

Year Ended December 31, 2016
Net income	$165.0
Income tax expense	57.3
Income before income taxes	222.3

Interest expense, net	59.8
Depreciation and amortization	104.0
Special items, impact on income before income taxes (Attachment 3)	35.5
Accelerated depreciation included in special items	(3.5)
Adjusted EBITDA(3)	$418.1
(3) Adjusted EBITDA does not include the pro forma impact of acquired businesses for the year ended December 31, 2016.
Senior management has defined Net Debt as total debt outstanding less cash and cash equivalents. We provide Net Debt because we believe that it is more representative of our financial position given the amount of cash and cash equivalents held by PolyOne. Below is a reconciliation of Net Debt to the most directly comparable financial measures calculated and presented in accordance with GAAP.

December 31, 2016
Short-term and current portion of long-term debt	$18.5
Long-term debt	1,239.8
Total Debt	1,258.3
Less: Cash and cash equivalents	(226.7)
Net Debt	$1,031.6
Below is Net Debt to Adjusted EBITDA for the year ended December 31, 2016. Senior management believes that investors and securities analysts find this leverage ratio useful for evaluating our ability to pay off debt and for comparing this measure with that of similar companies that have different capital structures.

Year Ended December 31, 2016
Net Debt / Adjusted EBITDA	2.5